Exhibit 10.2

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is dated for reference purposes as of June 15, 2011, by and between HINES REIT ONE WILSHIRE LP, a Delaware limited partnership (“Landlord”), and CORESITE ONE WILSHIRE, L.L.C., a Delaware limited liability company (formerly known as CRG West One Wilshire, L.L.C.) (“Tenant”).

R E C I T A L S :

A.                                    Landlord and Tenant entered into that certain Lease dated as of August 1, 2007 (the “Original Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space (the “Original Premises”) consisting of approximately 161,808 rentable square feet within that certain office building located at 624 S. Grand Avenue, Los Angeles, California (the “Building”), as more particularly described in the Lease.

B.                                    Landlord and Tenant entered into that certain First Amendment to Lease dated as of May 1, 2008 (the “First Amendment”), pursuant to which the parties, among other things, (i) expanded the Original Premises to include that certain space consisting of approximately 314 rentable square feet (the “Additional Premises”), commonly known as Suites 805A and 805B located on the eighth (8th) floor of the Building, and (ii) provided Tenant with the right to install, and after installation, the exclusive right to use, the First Amendment Additional Conduits.

C.                                    Landlord and Tenant entered into that certain Second Amendment to Lease dated as of November 5, 2009 (the “Second Amendment”), pursuant to which Landlord provided Tenant with the right to install and, after installation, the exclusive right to use, the Second Amendment CS Additional Conduits and the Second Amendment TWC Additional Conduits.

D.                                    The Original Lease, the First Amendment and the Second Amendment are collectively referred to herein as the “Lease”.

E.                                     Landlord and Tenant now desire to amend the Lease to modify various terms and provisions of the Lease, all as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Capitalized Terms.  Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Third Amendment shall have the same meaning given such terms in the Lease.

2.                                      Third Amendment CS Conduit.

2.1                               Third Amendment CS Conduit.  During the period (the “Third Amendment CS Conduit Term”) commencing on July 1, 2011 and ending coterminously with the Lease Term for the Existing Premises (i.e., July 31, 2017), Tenant shall have the right to install, and, after installation, the exclusive right to use one (1), four inch (4”) conduit running from the loading dock located on the ground floor of the Building to the meet-me room located on the fourth (4th) floor of the Building (the “Third Amendment CS Conduit”) for the purposes of installing and maintaining therein telecommunications cabling or wiring.

2.2                               Third Amendment CS Conduit Rent.  Notwithstanding Section 3 below to the contrary, the first sentence of the second (2nd) paragraph of Section 6.9.10 of the Original Lease shall not apply with respect to the Third Amendment CS Conduit, it being agreed that, during the Third Amendment CS Conduit Term, Tenant shall pay to Landlord rent (the “Third Amendment CS Conduit Rent”) for the right to use the Third Amendment CS Conduit (regardless of whether the Third Amendment CS Conduit is actually used by Tenant) in accordance with the following schedule:

Period of Third Amendment CS Additional Conduit Term	Monthly Installment of Third Amendment CS Conduit Rent
07/01/11 — 06/30/12	$1,200.00
07/01/12 — 06/30/13	$1,236.00
07/01/13 — 06/30/14	$1,273.08
07/01/14 — 06/30/15	$1,311.27
07/01/15 — 06/30/16	$1,350.61
07/01/16 — 07/31/17	$1,391.13

3.                                      General Terms for Third Amendment CS Conduit.  The Third Amendment CS Conduit, and any wiring or cabling installed therein, shall be installed by Tenant in accordance with Sections 6.9 and 8.1 of the Original Lease.  For purposes of the Lease, as amended hereby, the Third Amendment CS Conduit shall be deemed to be part of the Supplemental Equipment and the area of the Building in which the Third Amendment CS Conduit is located shall be deemed to be part of the Supplemental Areas.  Except as provided in Section 2 above, all of the TCCs of the Lease related to the Supplemental Equipment and Supplemental Areas shall apply with respect to the Third Amendment CS Conduit (including, without limitation, Tenant’s compliance with and satisfaction of the Special Use Conditions set forth in Section 2.1 of the Summary attached to the Original Lease, and Tenant’s compliance with the TCCs of Section 6.9 of the Original Lease).

4.                                      No Brokers.  Landlord and Tenant each hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment and that it knows of no real estate broker or agent who is entitled to a commission in connection with this Third Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent in connection with this Third Amendment.

5.                                      No Further Modification.  Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

6.                                      Counterparts.  This Third Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

“LANDLORD”	HINES REIT ONE WILSHIRE LP,
a Delaware limited partnership

	By:	Hines REIT One Wilshire GP LLC,
a Delaware limited liability company

By:
Name:
Its:

“TENANT”	CORESITE ONE WILSHIRE, L.L.C.,
a Delaware limited liability company

By:
Name:
Its:

By:
Name:
Its: